UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
March 21, 2006
Date of Report (Date of earliest event reported)
NationsHealth, Inc.
(Exact name of Registrant as specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-50348 (Commission File Number)	06-1688360 (I.R.S. Employer Identification No.)
13630 N.W. 8th Street, Suite 210
Sunrise, Florida 33325
(Address of Principal Executive Offices)
(954) 903-5000
Registrant’s telephone number, including area code
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     NationsHealth, Inc. (the “Company”), and two of the Company’s subsidiaries, NationsHealth Holdings, L.L.C. and United States Pharmaceutical Group, LLC, entered into a Second Amended and Restated Revolving Credit and Security Agreement with CapitalSource Finance LLC on March 21, 2006 (the “Restated Credit Agreement”). The amendments set forth in the Restated Credit Agreement mainly relate to the extension of the credit facility by one year, to April 30, 2010, the ability of the Company to prepay and terminate the credit facility at any time upon sixty days notice with the payment of certain early termination fees, and the adjustment of certain financial covenants. The foregoing summary is qualified in its entirety by reference to the Restated Credit Agreement, a copy of which is filed as exhibit 10.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Second Amended and Restated Revolving Credit and Security Agreement among United States Pharmaceutical Group, LLC, NationsHealth Holdings, L.L.C., NationsHealth, Inc, and CapitalSource Finance LLC, dated March 21, 2006
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONSHEALTH, INC.
Date: March 27, 2006	By:	/s/ Timothy Fairbanks
Timothy Fairbanks
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

10.1	Second Amended and Restated Revolving Credit and Security Agreement among United States Pharmaceutical Group, LLC, NationsHealth Holdings, L.L.C., NationsHealth, Inc, and CapitalSource Finance LLC, dated March 21, 2006

3